UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

WaterBridge Infrastructure LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42850	33-4546086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	WBI	New York Stock Exchange Indicate by check mark NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this 7.01 by reference.

Item 8.01.	Other Events.

On August 13, 2026, WaterBridge Infrastructure LLC (NYSE: WBI; NYSE TX: WBI) (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01, announcing that WBI Operating LLC, a subsidiary of the Company, intends, subject to market conditions, to commence an offering of an additional $100,000,000 in aggregate principal amount of 6.500% Senior Notes due 2033 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, to eligible purchasers (the “Offering”).

On August 13, 2026, in connection with the Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 13, 2026.

99.2	Certain Updated Disclosure.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERBRIDGE INFRASTRUCTURE LLC

	By:	/s/ Scott L. McNeely
	Name:	Scott L. McNeely
	Title:	Executive Vice President, Chief Financial Officer
Dated: August 13, 2026